Exhibit 31.1
CERTIFICATION
I, Christopher Loughlin, certify that:
1. I have reviewed this amended annual report on Form 10-K/A of Travelzoo Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ CHRISTOPHER LOUGHLIN
Christopher Loughlin
Chief Executive Officer
Date: April 29, 2013